UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2015

DRONE AVIATION HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11651 Central Parkway #118, Jacksonville, FL 32224

 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 904-834-4400

___________________________________________

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On October 27, 2013, Drone Aviation Holding Corp. (the “Company”) filed a certificate of amendment (the “Amendment”) to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock, par value $0.0001 per share on a one (1) for forty (40) basis, effective at the close of business on October 29, 2015 (the “Reverse Stock Split”).

The Reverse Stock Split will be effective with the Financial Industry Regulatory Authority (“FINRA”) at the open of business on October 30, 2015 and the Company’s common stock will trade with a “D” added, under the symbol “DRNED”, for the 20 business days beginning on October 30, 2015 to designate that it is trading on a post-reverse split basis.  Trading will resume under the symbol “DRNE” after the 20 day period has expired. The par value and other terms of Company’s common stock were not affected by the Reverse Stock Split. The Company’s post-Reverse Stock Split common stock has a new CUSIP number, 262100209.  The Company’s transfer agent, Equity Stock Transfer LLC, is acting as exchange agent for the Reverse Stock Split.

As a result of the Reverse Stock Split, every forty shares of the Company’s pre-reverse split common stock will be combined and reclassified into one share of the Company’s common stock. No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to a fractional share shall receive the next highest number of whole shares.

As previously disclosed in the Company's Current Report on Form 8-K filed on October 7, 2015, on October 1, 2015, by written consent in lieu of a meeting, the holders of a majority of the outstanding shares of the Company’s voting capital (including shares of common stock underlying outstanding shares of the Company’s Series A, B, B-1, D, E, F and G Preferred Stock, on an “as converted” basis, subject to beneficial ownership blockers) approved an amendment to the Company’s Articles of Incorporation to effectuate a reverse split of the Company’s issued and outstanding common stock at a ratio of not less than 1 for 15 and not more than 1 for 50, at any time prior to September 13, 2016, with the exact ratio to be determined by the Board at its sole discretion. The Reverse Stock Split ratio of one (1) for forty (40) was approved by the Company’s Board of Directors on October 5, 2015.

A copy of the Amendment is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

ITEM 8.01 OTHER EVENTS

On October 30, 2015, the Company issued a press release announcing the Reverse Stock Split. The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit 3.1	Certificate of Amendment to Articles of Incorporation

Exhibit 99.1	Press Release dated October 30, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Drone Aviation Holding Corp.
(Registrant)

Date: October 30, 2015	By:	/s/ Kendall Carpenter
Name: Kendall Carpenter
Title: Chief Financial Officer

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